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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of Earliest Event Reported): January 10, 1997
                                                        (December 9, 1996)


                             THERAGENICS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                            (State of Incorporation)


           0-15443                                   58-1528626
   (Commission File Number)             (I.R.S. Employer Identification No.)


5325 Oakbrook Parkway, Norcross, Georgia                      30093
(Address of Principal Executive Offices)                    (Zip Code)


                                 (404) 381-8338
              (Registrant's Telephone Number, Including Area Code)

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Item 2. Acquisition or Disposition of Assets

Theragenics Agrees to Purchase of Four Additional Cyclotrons

     Theragenics Corporation ("Theragenics" or the "Company") entered into four agreements ("Agreements") dated December 27, 1996, each for the purchase of one cyclotron from Ion Beam Applications s.a., the manufacturer of Theragenics' current four cyclotrons ("Manufacturer"). The Agreements, which are attached hereto as Exhibits 10.23 (a), (b), (c) and (d), call for the Manufacturer to install and turn over to Theragenics one cyclotron in the late first quarter of 1998, a second cyclotron in the late second quarter of 1998, a third cyclotron in the late third quarter of 1998 and a fourth cyclotron in the late fourth quarter of 1998. All four agreements are payable to the Manufacturer in Begian Francs.

     The purchase of these four cyclotrons will be part of a larger expansion project which will combine at one location the Company's cyclotron and assembly facilities that are now in separate cities. Also included in this expansion project will be administrative offices for the Company's executives and management staff. The cost of this expansion including the cost of the four cyclotrons and the facilities to house them and the assembly and administrative facilities is currently expected to total approximately $20,000,000, based upon today's exchange rate of U.S. dollars to the Manufacturer's country's currency.

     Theragenics currently plans to finance this expansion project from a combination of current cash balances, cash flow from future operations, bank credit facilities and additional funds from future debt financings, stock offerings or other forms of financing for this project.

Item 5. Other Events

Theragenics Secures $11 Million Credit Facility

     Theragenics Corporation ("Theragenics") in an agreement with NationsBank dated December 9, 1996, secured a Revolving Credit Facility (the "Facility") totaling $11,000,000, which is attached hereto as Exhibit 10.24. Under the Facility, $11,000,000 became immediately available to Theragenics upon signing. Provisions of the Facility limit the amount of annual capital expenditures, the incurrence of additional debt and requires, among other things, the maintenance of certain minimum financial ratios. The Facility replaces a previous Line of Credit Facility and Revolving Credit Facility totaling $5,000,000 and the approximate $1,000,000 balance of a $2,100,000 term loan with NationsBank which has been in place since September 1994. Management plans to use proceeds from the Facility to help finance the Company's growth and partially fund expansion involving the addition of a fifth, sixth, seventh and eighth cyclotron and new manufacturing and administrative facilitiesas described in Item 2 above.

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Item 7. Exhibits

Exhibit Number          Description

   10.23(a) Purchase Agreement dated December 27, 1996 between Theragenics Corporation and Ion Beam Applications s.a.
   10.23(b) Purchase Agreement dated December 27, 1996 between Theragenics Corporation and Ion Beam Applications s.a.
   10.23(c) Purchase Agreement dated December 27, 1996 between Theragenics Corporation and Ion Beam Applications s.a.
   10.23(d) Purchase Agreement dated December 27, 1996 between Theragenics Corporation and Ion Beam Applications s.a.
   10.24*               Second Amended and Restated Loan and Security
                        Agreement by and between Theragenics Corporation and NationsBank, N.A. (South), Dated as of December 9, 1996

        Confidential portions of Exhibits 10.23(a) - (d) have been omitted and have been filed separately with the Commission.

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* Previously filed.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. THERAGENICS CORPORATION




                                           /s/ Bruce W. Smith
                                          Bruce W. Smith
                                          Secretary, Treasurer and
                                          Chief Financial Officer

Dated: March 24, 1997